As filed with the Securities & Exchange Commission on June 22, 2001
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                        WEBB INTERACTIVE SERVICES, INC.
            (Exact name of registrant as specified in its charter)

             Colorado                                   84-1293864
 (State or other jurisdiction of                       (IRS Employer
  incorporation or organization)                    Identification No.)

                           1899 Wynkoop, Suite 600,
                            Denver, Colorado 80202
         (Address, including zip code, of principal executive offices)


            Webb Interactive Services, Inc. 2000 Stock Option Plan
                           (Full title of the plan)

                                  Perry Evans
                        Webb Interactive Services, Inc.
                            1899 Wynkoop, Suite 600
                            Denver, Colorado 80202
                    (Name and address of agent for service)

                                (303) 296-9200
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

     Title of each                                   Proposed                  Proposed
        class of                                      maximum                   maximum
       securities               Amount               offering                  aggregate                   Amount of
         to be                   to be                 price                   offering                   registration
       registered             registered             per unit                    price                      fee (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value                          1,750,000               $2.78                  $4,865,000                   $1,216.25


-------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C based upon the price of $2.78, which represents the last sale reported for such stock in the Nasdaq National Market System on June 20, 2001.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. The following documents, which have been filed by us with the SEC pursuant to the Securities and Exchange Act of 1934 (File No. 0-28462), are incorporated by reference in this registration statement:

          (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2000.

          (b) Our quarterly report on Form 10-QSB for the quarter ending March 31, 2001.

          (c) Our definitive proxy statement for the 2001 annual meeting of shareholders filed on April 18, 2001.

          (d)  Our report on Form 8-K dated March 1, 2001.

          (e)  Our report on Form 8-K dated May 10, 2001.

          (f) The description of our common stock contained in our registration statement in Form 8-A, as amended, declared effective by the SEC as of May 23, 1996.

          All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 5.   Legal Matters

          Certain legal matters with respect to the legality of the issuance of the shares of common stock offered hereby will be passed upon for us by Gray, Plant, Mooty, Mooty & Bennett, P.A., Minneapolis, Minnesota. Lindley S. Branson, a principal of Gray, Plant, Mooty, Mooty & Bennett, P.A., serves as our executive vice president, general counsel and as a director. Mr. Branson is the beneficial owner of 25,000 shares of our common stock, and options to purchase an additional 344,813 shares.

Item 6.   Indemnification of Directors and Officers

          Article IX of our articles of incorporation provides that we will indemnify, to the full extent permitted by Colorado law, any director, officer, employee or agent made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

          Our articles of incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for (i) any breach of the duty of loyalty to us or our shareholders, (ii) acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the articles.

Item 8.   Exhibits

          4.1  Specimen form of common stock certificate (1)
          4.2  2000 Stock Option Plan (2)
          4.3  Form of Incentive Stock Option Agreement for 2000 Stock Option
               Plan (3)
          4.4  Form of Nonstatutory Stock Option Agreement for 2000 Stock Option
               Plan (3)
          5.1  Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.*
         23.1  Consent of Arthur Andersen LLP*
         23.2  Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (contained in Exhibit 5.1 to this registration statement)*
         24    Powers of Attorney (see signature page)*

------------------------
*        Filed herewith.
(1) Filed with the Registration Statement on Form S-3, filed September 24, 1999, Commission File No. 333-86465.
(2) Filed with the definitive proxy statement for the 2001 annual meeting of shareholders, Commission File No. 0-28462.
(3) Filed with Form 10-KSB Annual Report for the year ended December 31, 2000, Commission File No. 0-28462.

Item 9.  Undertakings

         A.  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       provided, however, that paragraphs (a)(1)(i) and
                       (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or
                       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant as discussed above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 22, 2001.

                                   WEBB INTERACTIVE SERVICES, INC.


                                   By /s/ Perry Evans
                                      -----------------------------------------
                                      Perry Evans, Chief Executive Officer


          KNOW ALL BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Perry Evans, William R. Cullen and Lindley
S. Branson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 22nd day of June, 2001, by the following persons in the capacities indicated:

/s/ Perry Evans
------------------------
Perry Evans
(President, Chief Executive Officer and a Director)

/s/ William R. Cullen
------------------------
William R. Cullen
(Chief Financial Officer and a Director)

/s/ Stuart J. Lucko
------------------------
Stuart J. Lucko
(Chief Accounting Officer)

/s/ Lindley S. Branson
------------------------
Lindley S. Branson
(Director)

/s/ Robert J. Lewis
------------------------
Robert J. Lewis
(Director)


/s/ Richard C. Jennewine
------------------------
Richard C. Jennewine
(Director)

/s/ Timothy O'Reilly
------------------------
Timothy O'Reilly
(Director)

                               INDEX TO EXHIBITS

        4.1       Specimen form of common stock certificate (1)
        4.2       2000 Stock Option Plan (2)
        4.3       Form of Incentive Stock Option Agreement for 2000 Stock Option
                  Plan (3)
        4.4       Form of Nonstatutory Stock Option Agreement for 2000 Stock
                  Option Plan (3)
        5.1       Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.*
       23.1       Consent of Arthur Andersen LLP*
       23.2       Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
                  (contained in Exhibit 5.1 to this registration statement)*
       24         Powers of Attorney (see signature page)*

------------------------
*        Filed herewith.
(1) Filed with the Registration Statement on Form S-3, filed September 24, 1999, Commission File No. 333-86465.

(2) Filed with the definitive proxy statement for the 2001 annual meeting of shareholders, Commission File No. 0-28462.

(3) Filed with Form 10-KSB Annual Report for the year ended December 31, 2000, Commission File No. 0-28462.